Exhibit 99.1

NEWS RELEASE
	Contacts:	Susser Holdings Corporation
Mary Sullivan, Chief Financial Officer
(361) 693-3743, msullivan@susser.com

FOR IMMEDIATE RELEASE		DRG&L
Ken Dennard, Managing Partner
(713) 529-6600, ksdennard@drg-l.com
Anne Pearson, Senior Vice President
(210) 408-6321, apearson@drg-l.com

Susser Holdings Provides First Quarter 2011 Operating Results Update

Earnings conference call set for 11 a.m. ET May 11 to discuss complete results

•	Same-store merchandise sales increase 5.6%

•	Average retail fuel volumes per store up 3.2%

CORPUS CHRISTI, Texas, April 19, 2011 – Susser Holdings Corporation (NASDAQ: SUSS) said today it expects to report same-store merchandise sales growth for the first quarter of 2011 of approximately 5.6 percent. Retail average per-store fuel volumes are expected to increase by 3.2 percent year-over-year.

Third Quarter Earnings Conference Call

Susser will release its first quarter 2011 financial and operating results on Wednesday, May 11, before the market opens. In conjunction with the release, the Company has scheduled a conference call that will be broadcast live over the Internet the same day at 11 a.m. Eastern Time.

What:     Susser Holdings Corporation First Quarter 2011 Earnings Conference Call

When:    Wednesday, May 11, at 11 a.m. ET

Participate live via phone by dialing 480-629-9771, or live over the Internet by logging onto the Company’s web site at www.susser.com on the “Events & Presentations” page of the Investor Relations section. A telephonic replay will be available through May 18 by calling 303-590-3030 and using the access code 4435494#. An archive of the webcast will be available for 60 days on Susser’s web site.

Corpus Christi, Texas-based Susser Holdings Corporation is a third-generation family led business that operates more than 525 convenience stores in Texas, New Mexico and Oklahoma primarily under the Stripes® banner. Restaurant service is available in more than 310 of its stores, primarily under the proprietary Laredo Taco Company® brand. The Company also supplies branded motor fuel to more than 430 independent dealers through its wholesale fuel division.

Susser Holdings Corporation – Page 2

Forward-Looking Statements

This news release contains “forward-looking statements” describing Susser’s objectives, targets, plans, strategies, costs, anticipated capital expenditures, expansion of our food service offerings, potential acquisitions and new store openings and dealer locations. These statements are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to: competitive pressures from convenience stores, gasoline stations, other non-traditional retailers located in our markets and other wholesale fuel distributors; volatility in crude oil and wholesale petroleum costs; wholesale cost increases of tobacco products or future legislation or campaigns to discourage smoking; intense competition and fragmentation in the wholesale motor fuel distribution industry; the operation of our stores in close proximity to stores of our dealers; seasonal trends in the industries in which we operate; unfavorable weather conditions; cross-border risks associated with the concentration of our stores in markets bordering Mexico; inability to identify, acquire and integrate new stores; our ability to comply with federal and state regulations including those related to environmental matters and the sale of alcohol and cigarettes and employment laws and health benefits; dangers inherent in storing and transporting motor fuel; pending or future consumer or other litigation; litigation or adverse publicity concerning food quality, food safety or other health concerns related to our restaurant facilities; dependence on two principal suppliers for merchandise and two principal suppliers for motor fuel; dependence on suppliers for credit terms; dependence on senior management and the ability to attract qualified employees; acts of war and terrorism; risks relating to our substantial indebtedness; dependence on our information technology systems; changes in accounting standards, policies or estimates; impairment of goodwill or indefinite lived assets; and other unforeseen factors.

For a full discussion of these and other risks and uncertainties, refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended January 2, 2011, and subsequent quarterly reports. These forward-looking statements are based on and include our estimates as of the date hereof. Subsequent events and market developments could cause our estimates to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.

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SUSS-IR